Exhibit 1.1

CENTESSA PHARMACEUTICALS PLC

11,627,907 AMERICAN DEPOSITARY SHARES

REPRESENTING

11,627,907 ORDINARY SHARES, NOMINAL VALUE £0.002 PER SHARE

UNDERWRITING AGREEMENT

November 11, 2025

November 11, 2025

Jefferies LLC

Leerink Partners LLC

c/o	Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o	Leerink Partners LLC

1301 Avenue of the Americas

5th Floor

New York, New York 10019

Ladies and Gentlemen:

Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Jefferies LLC and Leerink Partners LLC are acting as representatives (the “Representatives”), 11,627,907 American Depositary Shares representing 11,627,907 ordinary shares, nominal value £0.002 per share (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,744,186 American Depositary Shares representing 1,744,186 ordinary shares, nominal value £0.002 per share (the “Additional ADSs”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such American Depositary Shares granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The ordinary shares, nominal value £0.002 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are hereinafter called the “Additional Shares,” and the Firm Shares and the Additional Shares are herein collectively called the “ADS Shares.”

The ADSs are to be issued pursuant to a deposit agreement dated as of June 2, 2021 (the “Deposit Agreement”) by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners of American Depositary Shares issued thereunder. Each American Depositary Share will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

References in this Agreement to (1) the Company issuing and selling ADSs to the Underwriters, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to Citibank, N.A. (London), acting as custodian for the Depositary (the “Custodian”)and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Underwriters and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as the deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (File No. 333-282032), including a preliminary prospectus, relating to the ADS Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADS Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed a registration statement on Form F-6 (No. 333-256385) relating to the American Depositary Shares with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the Ordinary Shares of the Company under Section 12(b) of the Exchange Act.

For purposes of this Underwriting Agreement (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430B under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Each of the Registration Statement and the ADS Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus, at the respective time at which each was declared effective, comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of

Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of its date, the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, or as of the Closing Date and each Option Closing Date (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives or on their behalf expressly for use therein.

(c) [Reserved.]

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act and is a well-known seasoned issuer as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or will comply, as of the date of each filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(e) The Company has been duly incorporated, is validly existing as a public limited company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) As disclosed in the Time of Sale Prospectus and the Prospectus, each existing subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and not subject to any call for the payment of further capital (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens on shares of the Company’s subsidiaries pursuant to the Loan and Security Agreement with Oxford Finance LLC described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby has been duly and validly taken by the Company.

(h) The Deposit Agreement was duly authorized, executed and delivered and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the American Depositary Receipts (the “ADRs”), if applicable, conform in all material respects to the descriptions thereof contained in each of the Registration Statements, the Time of Sale Prospectus and the Prospectus.

(i) The issued share capital of the Company conforms to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase or subscribe for, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or to which the Company is a party or by which the Company may be bound.

(j) The Ordinary Shares outstanding prior to the issuance of the ADS Shares have been duly authorized and are validly issued, fully paid and not subject to any call for the payment of further capital.

(k) The ADS Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and not subject to any call for the payment of further capital, and the issuance of such Ordinary Shares and the ADSs will not be subject to any preemptive or similar rights. The ADS Shares will conform to the description of such Ordinary Shares in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Ordinary Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary or its nominee against issuance of the ADSs. The ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the issuance and sale of the ADSs and the deposit of the ADS Shares after the execution, delivery and performance of this Agreement and the Deposit Agreement, will not contravene any provision of (i) applicable law or regulation, (ii) the articles of association, the certificate of incorporation or memorandum or bylaws of the Company or any of its subsidiaries, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the issue and sale of the ADSs and Ordinary Shares, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association, certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus when first used or filed, as applicable, as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and, to the Company’s knowledge, any potential liabilities to third parties) which would, singly or in the aggregate, reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(u) (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.K. Proceeds of Crime Act 2002, the U.K. Terrorism Act 2000, the U.K. Terrorism Act 2006 and the U.K. Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (in each case as amended) and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a Person required to comply with Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(y) Neither the Company nor any of its subsidiaries own real property. The Company and each of its subsidiaries have good and marketable title to all personal property (other than intellectual property which is addressed exclusively in Section 1(z) below) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not reasonably be expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(z) The Company and its subsidiaries own or have valid licenses to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names reasonably necessary to the conduct of their businesses, as currently conducted on the date hereof or as proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiary as described in the Registration Statement, the Time of Sale

Prospectus or the Prospectus as being owned by or licensed to the Company or its subsidiaries (collectively, “Intellectual Property Rights”). To the Company’s knowledge, each issued patent of the Intellectual Property Rights is being diligently maintained, and is enforceable and each patent application in the Intellectual Property Rights is subsisting and has not been abandoned, save issued patents of the Intellectual Property Rights that the Company has determined are not material to its business as currently conducted, including such patents pertaining to Company discontinued programs. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others (i) challenging the validity, scope or enforceability of any such Intellectual Property Rights or (ii) challenging the Company’s rights in or to any Intellectual Property Rights; and there is no pending action, suit, proceeding or claim by others asserting that the Company infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret, or other proprietary right of another which, if the subject of an unfavorable decision, ruling or finding by a court of competent jurisdiction, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, if the subject of an unfavorable decision, ruling or finding by a court of competent jurisdiction, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. To the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights. To the Company’s knowledge, the Company and its subsidiaries have taken reasonable steps necessary to secure its respective interests in Intellectual Property Rights, by the execution of appropriate confidentiality agreements and invention assignment agreements, from the Company’s and its subsidiaries’ employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, there are no third parties who have rights to any Intellectual Property disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or exclusively licensed by the Company, including no liens, security interests, or other encumbrances except such rights and licenses as is granted to third parties (including CROs and other vendors) in the ordinary course of business, and excluding, for the avoidance of doubt, any Intellectual Property comprised in any commercially available off the shelf software packages or “click through” licenses. To the Company’s knowledge, the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been exclusively licensed to the Company and its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, the Company and its Subsidiaries have complied with the duty of disclosure to the

USPTO prior to the issuance of a material patent. To the Company’s knowledge, there are no material defects in any of the patents or patent applications within the Intellectual Property. To the Company’s knowledge, no employee of the Company or any of the subsidiaries is in or has been in violation of any terms of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries. None of the Intellectual Property Rights in-licensed by the Company have been obtained or, so far as the Company is aware, are being used by the Company in violation of any contractual obligation owed by the Company to the licensor of such Intellectual Property Right, except where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) Reserved.

(bb) (i) In all material respects, the Company and each of its subsidiaries have complied, at all relevant times, and are presently in compliance with the Company’s and/or, as applicable, relevant subsidiaries’ privacy and information security policies, contractual obligations and all applicable laws (including, without limitation, the Privacy Laws as defined below), statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal disclosure and/or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”) including, to the extent applicable but without limitation, (A) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), (B) the California Consumer Privacy Act (“CCPA”), (C) the European Union General Data Protection Regulation (EU 2016/679) “(GDPR”), together with any applicable implementing or supplementary legislation in any member state of the European Economic Area, and (D) the GDPR as it forms part United Kingdom law by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended (including, without limitation, by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019), together with the United Kingdom Data Protection Act (collectively, (A) through (D) the “Privacy Laws”); (ii) the Company has not, nor has any subsidiary, received any notification of or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there has not been, and there is no pending or, to the Company’s knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries, or any person acting jointly with, or on behalf of, the Company or any of its subsidiaries, and the Company is unaware of any facts that would be reasonably likely to give rise to any such action, suit or proceeding. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material breach or violation of any Data Security Obligations. The Company and each of its subsidiaries have taken all reasonably necessary actions to be in material compliance (by the applicable effective date) with any anticipated applicable laws and regulations with respect to Data that have been announced as of the date hereof.

(cc) The Company and each of its subsidiaries have implemented and maintained reasonable and stage appropriate technical, administrative, physical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing the Company and its subsidiaries have established, maintained, implemented and complied with, and shall continue to establish, maintain, implement and comply with, reasonable and stage appropriate information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices for a company of the size and stage of the Company and relevant requirements of Data Security Obligations, that protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used or otherwise processed in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where any failure to possess the same would not reasonably be expected to have a material adverse effect on the Company or any subsidiary singly, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The financial statements (including the related notes thereto) included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required.

(hh) The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules of the Company and certain of its subsidiaries filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(jj) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability (except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes for which they are liable and any related or similar assessment, fine or penalty levied against them (except for cases in which the failure to pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries or as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by U.S. GAAP have been created and maintained in the most recent financial statements of the Company), and no tax deficiency has been asserted, or determined adversely, to or against the Company or any of its subsidiaries which, singly or in the aggregate, has had or would have (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency or tax audit which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has made adequate charges, accruals and reserves in the most recent financial statements of the Company in respect of any federal, state, local and Non-U.S. taxes for any periods not finally determined.

(ll) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(mm) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) The Company has not (i) engaged in any Testing-the-Waters Communication or (ii) distributed any Written Testing-the-Waters Communications, in each case with respect to the offering of the ADSs contemplated hereby. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(oo) As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or includes an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(pp) The Company and each subsidiary has in all material respects operated at all times and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”), other applicable regulatory authorities, including the European Medicines Agency and the UK Medicines & Healthcare products Regulatory Agency (collectively, the “Regulatory Authorities”), including, without limitation (but, in each case, to the extent applicable):

(i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), and the regulations promulgated pursuant to such statutes;

(ii) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), the exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes;

(iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or any other law or regulation the purpose of which is to protect the privacy of individuals or prescribers;

(iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder;

(v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or Regulatory Authorities;

(vi) those foreign laws that are analogous to each of the aforementioned laws; and

(vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and/or any subsidiary and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company and/or any subsidiary, to the extent applicable to the Company’s operations; (clauses (i) through (vii), collectively, “Health Care Laws”).

(qq) (i) The tests, preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or any subsidiary or in which the Company or any subsidiary has participated, were, and if still pending are, being conducted in accordance with applicable standard medical and experimental protocols, procedures and controls pursuant to applicable and generally accepted professional scientific research standards and procedures, and all applicable Health Care Laws, the rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus are accurate in all material respects and fairly present the data derived from such trials and studies; (iii) neither the Company nor any subsidiary has undertaken any other studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iv) the Company has provided the Underwriters with access to all substantive written correspondence and summaries of all other material written communications provided to the Company or its subsidiaries from the Regulatory Authorities; and (v) neither the Company nor any subsidiary has received any written notices, correspondence or other communications from any Regulatory Authority or any other governmental entity requiring or threatening the termination, modification or suspension of any studies or trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(rr) Except in each case as would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each subsidiary has filed, obtained, maintained or submitted all applicable mandatory reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws, and, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were, to the best knowledge of the Company, timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any subsidiary: (i) has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority, other governmental entity or third party alleging that any Company, subsidiary, or product operation or activity is in material violation of any applicable Health Care Laws, including, without limitation, but only to the extent applicable, any Form FDA 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any other Regulatory Authority or governmental entity, nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing; (ii) is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity. Neither the Company nor any subsidiary or any of their respective employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.

(ss) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(tt) Under the current laws and regulations of the United Kingdom, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely remitted out of the United Kingdom and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the United Kingdom; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the current laws and regulations of the United Kingdom.

(uu) No stamp, documentary, issuance, registration, transfer, or other similar taxes or duties (including any United Kingdom stamp duty or stamp duty reserve tax) are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the United Kingdom or the United States or to any taxing authority of either of them or therein in connection with (i) the execution or delivery of this Agreement or the Deposit Agreement, (ii) the creation, allotment, issuance and delivery of the Ordinary Shares by the Company to the Depositary and the creation, allotment, issuance and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs), in each case, in the manner contemplated by this Agreement or the Deposit Agreement (iii) the sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters in the manner contemplated by this Agreement, or (iv) the initial sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) by the Underwriters in the manner contemplated herein.

(vv) Neither the Company nor any of its subsidiaries was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes for its most recent taxable year ending December 31, 2024 and neither the Company nor any of its subsidiaries expects, after consultation with its tax advisors, to be a PFIC for its current taxable year or in the foreseeable future. The Company expects that it will make available the information necessary for U.S. persons to make a “qualified electing fund” election if the Company determines that it or any of its subsidiaries is a PFIC for the current taxable year or any future taxable year.

(ww) The Company believes it is not currently a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Code, and does not expect to become a CFC in the future.

(xx) The Company is resident for tax purposes solely in the United Kingdom and has no permanent establishment (and is not subject to income taxation) in any other jurisdiction.

(yy) The statements contained or incorporated in the Registration Statement and the Prospectus under the headings (i) “Certain Material Income Tax Considerations—Certain Material United States Federal Income Tax Considerations for U.S. Holders” and (ii) “Certain Material Income Tax Considerations—U.K. Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(zz) It is not necessary under the laws of England and Wales (i) to enable the Underwriters to enforce their rights under each of this Agreement and the Deposit Agreement, to enable any holder of Ordinary Shares or ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in England and Wales, or (ii) solely by reason of the execution, delivery or consummation of each of this Agreement and the Deposit Agreement, for any of the Underwriters or any holder of Ordinary Shares or ADSs to be qualified or entitled to carry out business in England and Wales.

(aaa) Each of this Agreement and the Deposit Agreement is in proper form under the laws of England and Wales for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of each of this Agreement and the Deposit Agreement.

(bbb) Under the laws of England and Wales, each holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(ccc) The courts of England and Wales would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(ddd) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of England and Wales.

(eee) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(fff) Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth in Schedule I hereto opposite its name at $20.21 per ADS (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,744,186 Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the ADSs are to be offered to the public initially at $21.50 per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.7740 per ADS under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against issue of the Ordinary Shares to the Depositary or its nominee for the purposes of delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 14, 2025, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against issue of the Ordinary Shares to the Depositary or its nominee for the purposes of delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable pursuant to Section 6(a) hereof in connection with the transfer of the ADSs to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter (UK) LLP, as England and Wales counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and 5(f) above, Goodwin Procter LLP and Cooley LLP and may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Goodwin Procter LLP, Wilson Sonsini Goodrich & Rosati, Goodwin Procter (UK) LLP, Cooley LLP and Patterson Belknap Webb & Tyler LLP described in Section 5(c) , Section 5(d), Section 5(e), Section 5(f) and Section 5(g) above, respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date hereof.

(i) The Underwriters shall have received on the Closing Date a certificate in form and substance satisfactory to the Representatives from the general counsel of the Company as to certain intellectual property matters.

(j) Reserved.

(k) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(l) The Depositary shall have furnished or cause to be furnished to the Representatives at the Closing Date certificates satisfactory to the Representatives evidencing the deposit with it of the Ordinary Shares being so deposited against issuance of ADSs to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADSs pursuant to the Deposit Agreement.

(m) The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Goodwin Procter LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Wilson Sonsini Goodrich & Rosati, outside intellectual property counsel for the Company, dated the Option Closing Date, substantially in the same form and substance as the opinion required by Section 5(d) hereof;

(iv) an opinion of Goodwin Procter (UK) LLP, as England and Wales counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) an opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi) an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(viii) Reserved;

(ix) a certificate from the general counsel of the Company, dated the Option Closing Date, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 5(i) hereof;

(x) Reserved; and

(xi) such other documents as the Representatives may reasonably request, including with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

(n) The Deposit Agreement shall be in full force and effect on the Closing Date and each Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(o) The Depositary shall have furnished or caused to be furnished to the Representatives a certificate of one of its authorized officers satisfactory to the Representatives with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p) The Firm Shares and Additional Shares, if any, shall have been duly listed on the Nasdaq Global Select Market.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issuance, registration, documentary, transfer or other similar taxes or duties (including any United Kingdom stamp duty or stamp duty reserve tax), and any interest and penalties, that is payable in connection with (i) the execution or delivery of this Agreement or the Deposit Agreement, (ii) the creation, allotment, issuance and delivery of the Ordinary Shares by the Company to the Depositary and the allotment, issuance and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs), in each case, in the manner contemplated by this Agreement or the Deposit Agreement, (iii) the sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters in the manner contemplated by this Agreement or (iv) the initial sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) by the Underwriters in the manner contemplated herein.

(b) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this clause) each Underwriter receives the full amount that would have been received had no deduction or withholding been made, other than to the extent that any deductions or withholdings of any present or future taxes or duties are imposed by a jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction.

(c) All sums payable to an Underwriter shall be considered exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994, or any equivalent value added or sales tax whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere from time to time (“VAT”). Where the Company is obliged to pay VAT on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable VAT subject to receipt of a valid VAT invoice (or equivalent documentation in any jurisdiction other than the United Kingdom (to the extent required)) from the Underwriters. Where the Company is required by the terms of this Agreement to reimburse or indemnify any Underwriter for any cost or expense related to or arising out of VAT, the Company shall reimburse or indemnify the relevant Underwriter for such cost or expense, save to the extent that the Underwriter (or any member of the Underwriter’s group for VAT purposes) is entitled to credit or repayment in respect of such VAT.

(d) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(h) or 6(i) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(e) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(f) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(g) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(i) If, during such period after the first date of the public offering of the ADSs as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(j) To endeavor to qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(k) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Prior to, or on, the Closing Date and each Option Closing Date to deposit Ordinary Shares with the Depositary or its nominee in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs may be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the Closing Date and each Option Closing Date.

(m) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (in each case excluding any stamp, issuance, registration, documentary, transfer or other similar taxes or duties which shall be dealt with exclusively in accordance with Section 6(a) above and any VAT which shall be dealt with exclusively in accordance with Section 6(c) above), including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADSs and ADS Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the ADSs (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, preparation, transfer, sale and delivery of the ADSs and ADS Shares to the Underwriters, including any transfer or other taxes payable thereon, pursuant to this Agreement or the execution and delivery of this Agreement, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs and ADS Shares under state securities laws and all expenses in connection with the qualification of the ADSs and ADS Shares for offer and sale under state securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs and ADS Shares by FINRA, provided that the reasonable fees and disbursements of counsel to the Underwriters described in clause (iii) and in this clause (iv) shall not exceed $25,000 in the aggregate, (v) all fees and expenses incident to listing the ADSs on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Ordinary Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, with the remaining 50% of the cost of such aircraft to be paid by the Underwriters, provided that the Underwriters shall pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any “road show”, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(n) To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (A) the ADS Shares to be sold hereunder, (B) the issuance by the Company of Ordinary Shares or ADSs upon the exercise of an option or warrant, settlement of restricted stock units, or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) grants of options, restricted shares, restricted stock units or other equity awards and the issuance of Ordinary Shares or ADSs or securities convertible or exercisable for Ordinary Shares or ADSs to employees, officers, directors, advisors or consultants of the Company pursuant to its equity incentive plans as described in the Time of Sale Prospectus and Prospectus or pursuant to the grant of an inducement grant award, as permitted by Nasdaq Stock Market Rule 5635; provided further, that any executive officers (as defined in Section 16 of the Exchange Act) or directors who are recipients of any such Ordinary Shares, ADSs and securities issued pursuant to this clause (C) during the 60-day restricted period described above, shall enter into a lockup agreement substantially in the form of Exhibit A in connection with such issuance, (D) the filing of one or more registration statements, including on Form S-8 or otherwise, to register Ordinary Shares or ADSs issuable pursuant to any equity incentive plans described in the Time of Sale Prospectus and Prospectus, (E) Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or the entrance into an agreement to issue such securities, in connection with any merger, joint venture, strategic alliance, commercial, debt financing, collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an equity incentive plan in connection with a merger or acquisition; provided that the aggregate number of Ordinary Shares, ADSs or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs that the Company may issue or agree to issue pursuant to this clause (E) shall not exceed 10% of the total outstanding Ordinary Shares (including in the form of ADSs), immediately following the issuance of the ADSs, and provided further, that the recipients of any such Ordinary Shares, ADSs and securities issued pursuant to this clause (E) during the 60-day restricted period described above shall enter into a lockup agreement substantially in the form of Exhibit A in connection with such issuance, (F) facilitating the establishment of a trading plan on behalf of a shareholder, employee, officer, director, advisor or consultant of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act (or the equivalent thereof in any non-U.S. jurisdiction), if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Restricted Period or (G) the filing of a prospectus supplement covering the sale and issuance of ADSs and Ordinary Shares pursuant to an at the market sales agreement that the Company may enter into with Leerink Partners LLC (the “ATM Sales Agreement”), through which the Company may offer and sell, from time to time, ADSs through Leerink Partners LLC in “at-the-market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act; provided no sales shall be made under such ATM Sales Agreement until the earlier of (i) the exercise in full by the underwriters of their option to purchase additional ADSs or (ii) 30 days after the date of the Prospectus.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Time of Sale Prospectus and the Prospectus: the first sentence of the third paragraph, the first sentence of the first paragraph under the section entitled “Commission and Expenses,” the first sentence of the first paragraph under the section entitled “Stabilization,” and the first sentence of the first paragraph under the section entitled “Electronic Distribution,” each under the caption “Underwriting”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting

Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Jefferies LLC at c/o Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and to Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman with a copy, which shall not constitute notice, to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attention: Richard Segal, Daniel Goldberg, Divakar Gupta and Evan Leitner; and if to the Company shall be delivered, mailed or sent to Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT, with a copy, which shall not constitute notice, to Goodwin Procter LLP, 100 Northern Ave., Boston, MA 02210, Attention: Mitch Bloom and Finn Murphy.

17. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Ordinary Shares or ADSs (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Centessa Pharmaceuticals LLC, One Federal Street, 38th Floor, Boston, MA 02110 Attention: Saurabh Saha, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

[Signature page follows]

Very truly yours,

CENTESSA PHARMACEUTICALS PLC

By:	/s/ John Crowley
Name: John Crowley
Title: Chief Financial Officer

Accepted as of the date hereof

Jefferies LLC Leerink Partners LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Jefferies LLC

By:	/s/ Matthew Kim
Name: Matthew Kim
Title: Managing Director

By:	Leerink Partners LLC

By:	/s/ Gabriel P. Cavazos
Name: Gabriel P. Cavazos
Title: Senior Managing Director

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
Jefferies LLC	3,255,814
Leerink Partners LLC	2,790,698
Evercore Group L.L.C.	1,744,186
Guggenheim Securities, LLC	1,395,349
Oppenheimer & Co. Inc.	930,233
Truist Securities, Inc.	930,233
LifeSci Capital LLC	581,394
Total:	11,627,907

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued November 11, 2025

2.	Pricing Information Provided Orally by Underwriters

Firm ADSs: 11,627,907 representing 11,627,907 Ordinary Shares

Option ADSs: 1,744,186 representing 1,744,186 Ordinary Shares

Public Offering Price Per ADS: $21.50

II-1

SCHEDULE III

Lock-Up Parties

1.	Samarth Kulkarni
2.	Mary Lynne Hedley
3.	Matthias Hukkelhoven
4.	Francesco De Rubertis
5.	Carol Stuckley
6.	Brett Zbar
7.	Arjun Goyal
8.	Mario Alberto Accardi
9.	Tia Bush
10.	Saurabh Saha
11.	Karen Anderson
12.	Iqbal Hussain
13.	Gregory Weinhoff
14.	John Crowley
15.	Raphael Deferiere
16.	Stephen Kanes
17.	GA UM B.V.
18.	Medicxi
19.	Index Ventures
20.	YUCCA (Jersey) SLP

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2025

Jefferies LLC

Leerink Partners LLC

c/o Jefferies LLC

  520 Madison Avenue

  New York, New York 10022

c/o Leerink Partners LLC

  1301 Avenue of the Americas

  5th Floor

  New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC and Leerink Partners LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England & Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, nominal value of £0.002 per share (“Ordinary Shares” and, together with the ADSs, the “Securities”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, or securities convertible into or exercisable or exchangeable for Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing restrictions shall not apply to:

(a) transactions relating to Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(b) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities as a bona fide gift;

(c) distributions of Securities or any security convertible into or exercisable or exchangeable for Securities to limited partners, shareholders, members, general partners, managers, directors, officers or employees or trust beneficiaries of the undersigned or of the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to any investment fund or other entity that is directly or indirectly controlling, controlled by, managing or managed by or under common control with the undersigned or the undersigned’s affiliates in a transaction not involving a disposition for value;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the Restricted Period; provided, further, that no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Restricted Period, and if any such filing, report or announcement shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Restricted Period;

(e) transfers or dispositions of Securities or other securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(f) transfers or dispositions of Securities or any security convertible into or exercisable or exchangeable for Securities to any corporation, partnership, limited liability company or other entity that is directly or indirectly controlling, controlled by, managing or managed by or under common control with the undersigned or the undersigned’s affiliates; including, for the avoidance of doubt, transfers or distributions of Securities or any securities convertible into or exercisable or exchangeable for Securities to a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned, in a transaction not involving a disposition for value;

(g) transfers or dispositions of Securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(h) transfers or dispositions of Securities or any other security convertible into or exercisable or exchangeable for Securities to the Company pursuant to any contractual arrangement in effect prior to the date hereof and disclosed to each of the Representatives that provides for the repurchase of the undersigned’s Securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company, provided that the repurchase price for any such Securities shall not exceed the original purchase price (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization) paid by the undersigned to the Company for such securities, provided further that such contractual arrangement is disclosed in the Prospectus or filed as an exhibit to the Registration Statement on Form S-3 relating to the Public Offering or a document incorporated by reference therein;

(i) (x) the exercise of any option, warrant, (y) the vesting of restricted stock or (z) the settlement of restricted stock units described in the Prospectus and outstanding as of the date of the Prospectus for, Securities, provided that any such Securities received by the undersigned shall be subject to the terms of this letter; provided, further, that no public filing or public announcement under Section 16(a) of the Exchange Act shall be voluntarily made and any public filing or public announcement under Section 16(a) of the Exchange Act required during the Restricted Period in connection with the exercise of such share option or warrant shall clearly indicate in the footnotes thereto or comments section thereof that the filing relates to the exercise of a share option or warrant, as the case may be, that no Securities were sold by the reporting person and that the Securities received upon exercise of the share option or warrant are subject to a lock-up agreement with the Underwriters of the Public Offering;

(j) transfers or dispositions (including through a “cashless” exercise or on a “net exercise” basis) of Securities or any security convertible into Securities to the Company in connection with the exercise of any option, vesting of restricted stock, or settlement of any restricted stock unit (including to satisfy withholding obligations or the payment of taxes in connection therewith); provided that any such Securities received by the undersigned shall be subject to the terms of this letter; provided, further, that no public filing or public announcement under Section 16(a) of the Exchange Act shall be voluntarily made and any public filing or public announcement under Section 16(a) of the Exchange Act required during the Restricted Period in connection with such transfer or disposition shall clearly indicate in the footnotes thereto or comments section thereof that the filing relates to the exercise of any option, vesting of restricted stock, or settlement of restricted stock unit, as the case may be, that no Securities were sold by the reporting person and that the Securities received upon exercise of any option, vesting of restricted stock, or settlement of any restricted stock unit are subject to a lock-up agreement with the Underwriters of the Public Offering;

(k) the sale of Securities pursuant to a 10b5-1 plan that complies with Rule 10b5-1 and that exists on the date of this Agreement, if any; provided that the existence and details of such 10b5-1 plan were communicated to the Representatives and such 10b5-1 plan will not be amended or otherwise modified during the Restricted Period; provided further that any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act will indicate by footnote that such sale was made under the circumstances described in this clause; and provided further that no other filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such sale during the Restricted Period; or

(l) transfers or dispositions of Securities or such other securities pursuant to a bona fide tender offer for shares of the Company’s share capital, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or other securities in connection with such transaction) that has been approved by the board of directors of the Company, provided that, in the event that such Change of Control transaction is not consummated, this clause (j) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this letter;

provided that, in the case of any transfer or distribution pursuant to clauses (b), (c), (e), (f) or (g), each transferee or distributee shall sign and deliver to each of the Representatives a lock-up letter substantially in the form of this letter; provided further that in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (e), (f), (g) or (h), no public announcement or public filing under Section 16(a) of the Exchange Act relating to such transfer or distribution shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (b) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition).

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 75% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

In addition, the undersigned agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a lock-up agreement in substantially the same form as this agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this agreement in electronic form and understand and agree that this agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

The undersigned understands that, if (i) each of the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before November 30, 2025 (which date may be extended for an additional three months by the Company upon written notice to the undersigned), then, in each case, this letter shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this letter.

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
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Name:
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Title:
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Address:	Address:

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